UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported September 30, 2004)



                              PHARMAFRONTIERS CORP.
                              ---------------------
              (Exact name of registrant as specified in its charter)


                                      TEXAS
                                      -----
                  (State or other jurisdiction of incorporation)


          000-25513                                   760333165
          ---------                                   ---------
  (Commission  File  Number)             (I.R.S. Employer Identification No.)



                    18205 Burkhardt Rd., Tomball Texas, 77377
                    -----------------------------------------
          (Address of principal executive offices, including zip code)


                                 (281) 272-9331
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM  3.02.     UNREGISTERED SALES OF EQUITY SECURITIES PRIVATE PLACEMENT.

     On September 30, 2004, PharmaFrontiers Corp., a Texas corporation (the "Company"), completed a private placement of a principal amount of $1,610,000 of 15% exchangeable convertible subordinated notes ("Notes"). The Notes are mandatorily exchangeable for securities at the earlier of an Equity Financing (as defined below) or upon maturity on November 30, 2005. The Notes and accrued interest are convertible at a purchase price equal to the weighted average gross offering price of the Company common stock or common stock equivalents issued in an Equity Financing. If no such Equity Financing occurs, the Notes and accrued interest are convertible at $3.00 per share. An Equity Financing is defined as a Company raise of at least $10,000,000 in one or a series of transactions of common stock or common stock equivalent securities prior to the maturity of the Notes.

     As additional consideration for the purchase of Notes, the Company issued to investors an aggregate of 161,000 shares of Company common stock and, upon the earlier of an Equity Financing or maturity of the Notes, each investor will receive a one-year warrant. The number of shares of common stock underlying the warrant each investor will be issued will be determined by dividing the aggregate principal amount of the Notes by the exercise price. The exercise price will be equal to 50% of the weighted average gross offering price of Company equity issued in an Equity Financing or, if there is no Equity Financing, $3.

     The Company received gross proceeds of $1,610,000 upon the closing of the private placement, and netted $1,549,700 after deducting broker commissions.

     In connection with the private placement, the Company granted certain registration rights whereby it agreed to use its best efforts to register the resale of shares of Company common stock issuable to investors upon conversion of the Notes and granted piggyback registration rights with respect to the resale of the common stock underlying the warrants.

     The securities were offered and sold to 17 "accredited investors," as such term is defined in Rule 501 under the Securities Act ("Act"). The offers and sales were made without registration under the Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws.


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ITEM  9.01.     FINANCIAL STATEMENTS AND EXHIBIT

     None.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              PHARMAFRONTIERS CORP.



                              By:  /s/ David McWilliams
                              -------------------------
                              David McWilliams, Chief Executive Officer



DATE:  October 11, 2004


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